Exhibit 99.1

ACTIVISION BLIZZARD PRICES $1.5 BILLION OF SENIOR UNSECURED NOTES

Santa Monica, Calif. (BUSINESS WIRE) — September 14, 2016 — Activision Blizzard, Inc. (NASDAQ: ATVI) today announced the pricing of two series of senior unsecured notes in an aggregate principal amount of $1.5 billion, in a private offering, consisting of $650 million of 2.300% senior notes due 2021 and $850 million of 3.400% senior notes due 2026. The senior notes due 2021 will be issued at a price equal to 99.878% of their principal amount. The senior notes due 2026 will be issued at a price equal to 99.614% of their principal amount.

The offering is expected to close on September 19, 2016, subject to customary closing conditions.

Each series of notes will be guaranteed on an unsecured senior basis by each of Activision Blizzard’s subsidiaries that is a guarantor under its senior credit facilities. Each series of notes will be effectively subordinated to all of Activision Blizzard’s future senior secured debt, if any, to the extent of the value of the assets securing such debt.

Activision Blizzard intends to use the net proceeds of approximately $1.48 billion from the offering, together with cash on hand, to redeem all $1.5 billion aggregate principal amount of its existing 5.625% senior notes due 2021 at a redemption price of 104.219%, plus accrued and unpaid interest.

The notes and the related guarantees will not be registered under the Securities Act of 1933 (the “Securities Act”) or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. The notes and the related guarantees will be offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A of the Securities Act and outside the United States under Regulation S of the Securities Act.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Activision Blizzard

Headquartered in Santa Monica, California, Activision Blizzard has operations throughout the world, and its games are played in 196 countries.

Cautionary Note Regarding Forward-Looking Statements: The statements contained in this press release that are not historical facts are forward-looking statements. Forward-looking statements are subject to business and economic risk, reflect management’s current expectations, estimates and projections about our business, and are inherently uncertain and difficult to predict. The company cautions that a number of important factors could cause Activision Blizzard’s actual future results and other future circumstances to differ materially from those expressed in any forward looking statements. Such factors include, but are not limited to, Activision Blizzard’s ability to consummate the offering in the currently anticipated timeframe or at all, the negotiations between Activision Blizzard and the initial purchasers and the other factors identified in “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent quarterly reports on Form 10-Q. The forward-looking statements in this press release are based on information available to the company at this time and we assume no obligation to update any such forward-looking statements. Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and may cause actual results to differ materially from current expectations.

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For Information Contact:

Amrita Ahuja

SVP, Investor Relations

(310) 255-2075

Amrita.Ahuja@Activision.com

or

Mary Osako

SVP, Global Communications

(424) 322-5166

Mary.Osako@Activision.com